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                                                                    EXHIBIT 99.5

                                SELLING AGREEMENT

This Selling Agreement ("Agreement") is entered into by and between SAFECO Securities, Inc. ("Distributor") and the undersigned broker-dealer ("Broker-Dealer") effective as of the date written below.

                                    RECITALS

A. Distributor is a broker-dealer registered with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. ("NASD") and is the general distributor and principal underwriter of the Advisor Class A, Advisor Class B and Advisor Class C Shares ("Load Shares") and the Investor Class Class Shares ("Investor Class Shares," and together with the Load Shares, "Shares") of the SAFECO mutual funds ("Funds") listed in Exhibit A (which Exhibit A may be amended from time to time by Distributor with notice to Broker-Dealer);

B. Distributor agrees to sell to Broker-Dealer Load Shares that are purchased by Distributor from the Funds for resale on a best efforts basis by Broker-Dealer as principal, and Broker-Dealer agrees to tender Load Shares directly to the Funds or their agent for redemption or repurchase;

C. Broker-Dealer is also an investment adviser registered with the SEC and/or the various states in which it is required to be registered; and

D. Broker-Dealer offers its clients, members or customers ("Customers") an asset allocation program, and Distributor and Broker-Dealer desire that Investor Class Shares of the Funds be offered to Customers through such asset allocation program;

THEREFORE Distributor and Broker-Dealer agree as follows:

                                    AGREEMENT

A.   LOAD SHARES

1. Distribution of Load Shares. Broker-Dealer shall offer and sell Load Shares at the public offering price next determined after the order is received, in accordance with the terms of the then current Trust prospectus and statement of additional information for Load Shares ("Load Prospectus").

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2.   Compensation.

     (a) Distributor shall provide Broker-Dealer with appropriate compensation for selling the Load Shares, in accordance with the then current schedule of dealer compensation which will be available from Distributor upon request and be set forth in the Load Prospectus. Broker-Dealer will not be entitled to any concession on the purchase of a Fund's Load Shares through the reinvestment of any distributions made by such Fund. Such reinvestments will be made at net asset value per share. Purchases of Load Shares made under a cumulative purchase privilege shall be considered an individual transaction for the purpose of determining the concession from the public offering price to which Broker-Dealer is entitled.

     (b) Where a Fund has adopted a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan"), Distributor may elect from time to time to make payments to Broker-Dealer as provided under such Plan (in addition to the compensation, if any, provided for in paragraph 2(a) of this Agreement) for providing distribution and other related services. Such payments shall be made in the amount set forth in the schedule of distribution payments and service payments issued by, and available upon request from, Distributor. Broker-Dealer will not be paid such fees until Distributor has received the service and distribution fees described in the Load Prospectus for the period in which Broker-Dealer provides the distribution and other related services. Broker-Dealer agrees to provide to Distributor at least annually or as required by the Trust's Board of Trustees a description of the services provided by Broker-Dealer pursuant to this paragraph.

     (c) Upon notice to Broker-Dealer, Distributor or any Fund may from time to time change, amend or discontinue any discount, concession, distribution payment or service payment schedule issued by Distributor from time to time and may issue a new or replacement schedule. Broker-Dealer shall have no vested interest in any type, amount or rate of discount, concession, distribution or service payment. Broker-Dealer shall have no claim against Distributor or any Fund by virtue of any change or diminution in the rate or amount of, or discontinuance of, discount, concession, distribution or service payment in connection with the sale of any Load Shares.

3.   Redemptions-Repurchases.

     (a) Load Shares presented to Distributor for redemption will be redeemed at the net asset value of such Load Shares in accordance with the Load Prospectus; provided that redemptions of Load Shares subject to the imposition of a contingent deferred sales charge ("CDSC Shares") will be redeemed at the net asset value of such CDSC Shares, less any applicable contingent deferred sales charge, as set forth in the Load Prospectus.

     (b) Repurchases of Load Shares will be made at the net asset value of such Load Shares; provided that repurchases of CDSC Shares will be made at the net asset value of such CDSC Shares, less any applicable contingent deferred sales charges, as set forth in the Load Prospectus.

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     (c) Broker-Dealer shall be responsible for determining, in accordance with the Load Prospectus, whether, and the extent to which, a contingent deferred sales charge is applicable to a redemption of Load Shares from a customer account; and Broker-Dealer agrees to present immediately to Distributor any contingent deferred sales charge to which such redemption was subject. If Broker-Dealer holds Load Shares subject to a contingent deferred sales charge, it shall have the capability to track and account for such charges; and Distributor reserves the right, at its discretion, to verify that capability through inspection of Broker-Dealer's tracking and accounting system or otherwise.

4.   Orders.

     (a) Distributor will treat all orders as not entitled to any reduced sales charge beyond that accorded to the amount of the purchase order as determined by the schedule set forth in the Load Prospectus, unless Broker-Dealer advises Distributor otherwise in writing when placing the order.

     (b) All orders are subject to acceptance and rejection by the Distributor. Distributor reserves the right in its discretion to suspend sales or to withdraw the offering of Load Shares of any Fund or classes thereof, in whole or in part, or to make a limited offering of such Load Shares.

     (c) Distributor shall not accept from Broker-Dealer any conditional orders for Load Shares. Delivery of share certificates, if any, for Load Shares purchased shall be made by the Funds only against receipt of the purchase price. If payment for Load Shares purchased is not received within seven days, or any lesser period as may be required by law, the sale may be canceled forthwith without any responsibility or liability on Distributor's or the applicable Fund's part (in which case Broker-Dealer will be responsible for any loss, including loss of profit, suffered by the Fund resulting from Broker-Dealer's failure to make payment as aforesaid), or, at Distributor's option, Distributor may sell the Load Shares ordered back to the Fund (in which case Distributor may hold Broker-Dealer responsible for any loss including loss of profit suffered by Distributor resulting from Broker-Dealer's failure to make payment as aforesaid).

     (d) If Broker-Dealer uses telephonic, telex, telegraphic or facsimile means to transmit orders, exchanges or redemptions on behalf of customers for Load Shares, Broker-Dealer hereby agrees to indemnify Distributor, the Funds, SAFECO Asset Management Company ("SAM"), SAFECO Services Corporation ("Transfer Agent"), and all directors, trustees, officers, and employees of each, for any loss, injury, damage, expense or liability as a result of Distributor's actions based on such telephonic, telex, telegraphic or facsimile orders, exchanges or redemption requests if an order, exchange or redemption request placed by Broker-Dealer was erroneous or not authentic and Distributor, in good faith acts on such request, or if Distributor has refused to execute such request for any reason.

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     (e) Broker-Dealer shall not withhold placing customers' orders for any Load
Shares so as to profit as a result of such withholding. Broker-Dealer shall not purchase any Load Shares except for the purpose of covering purchase orders already received by Broker-Dealer. Broker-Dealer shall not purchase any Load Shares from Distributor other than for bona fide investment or for the purpose of covering purchase orders already received. Neither Distributor nor Broker-Dealer shall, as principal, purchase Load Shares from a record holder at a price lower than the bid price (net asset value per share less any applicable contingent deferred sales charge) next quoted by or for the issuing Fund.

5. Offering Prices. Upon request, Distributor will furnish Broker-Dealer with public offering prices for the Load Shares in accordance with the Load Prospectus; and Broker-Dealer agrees to quote such prices subject to confirmation by Distributor on any Load Shares offered by Broker-Dealer for sale.

6. Status. In all sales of Load Shares to the public, Broker-Dealer shall act in the capacity of independent contractor as a dealer for Broker-Dealer's own account and in no transaction shall Broker-Dealer have any authority to act or hold itself out as agent for Distributor, the Trust or any Fund. Nothing in this Agreement including the use of the words "discount," "concession" or "payment" shall cause Broker-Dealer to be a partner, employee or agent of the Distributor or give Broker-Dealer any authority to act for Distributor, the Trust or any Fund. Neither Distributor, the Trust or any Fund nor any affiliates, directors, officers, employees or agents of each shall be liable for any obligation, act or omission of Broker-Dealer, its directors, officers, registered representatives, employees or agents. Broker-Dealer is solely responsible for training and supervising its Associated Persons as defined in the Securities Exchange Act of 1934. Broker-Dealer and its Associated Persons shall be responsible to determine the suitability of the Funds, and any class thereof, as an investment for its customers.

7. Refunds. If, within seven business days after confirmation by Distributor of Broker-Dealer's original purchase order for Load Shares, such Load Shares are repurchased by the issuing Fund or by Distributor for the account of such Fund or are tendered for redemption by the customer, (i) Broker-Dealer shall forthwith refund to Distributor the full discount retained by, or concession paid to, Broker-Dealer on the original sale pursuant to paragraph 2(a) of this Agreement and any distribution payments and service payments relating thereto made to Broker-Dealer pursuant to paragraph 2(b) of this Agreement and (ii) Distributor shall, as applicable, forthwith pay to such Fund Distributor's share of the sales charge on the original sale by Distributor, and shall also pay such Fund the refund received under clause (i). Broker-Dealer shall refund to the Fund immediately upon receipt the amount of any dividends or distributions paid to Broker-Dealer as nominee for Broker-Dealer's customers with respect to redeemed or repurchased Load Shares to the extent that the proceeds of such redemption or repurchase may include the dividends or distributions payable on such Load Shares. In the case of certificated

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Load Shares, Broker-Dealer shall be notified by Distributor of such repurchase or redemption within ten days of the date on which a properly executed Share certificate and stock power together with appropriate supporting papers is delivered to Distributor or to such Fund; and in the case of uncertificated Load Shares, Broker-Dealer shall be notified by Distributor of such repurchase or redemption within ten days of such repurchase or redemption.

8. Representations. By signing this Agreement, Broker-Dealer represents and warrants that it (i) is a registered broker-dealer under the Securities Exchange Act of 1934, as amended; (ii) is qualified to act as a broker-dealer in each jurisdiction and state in which it will offer Load Shares; (iii) is a member in good standing of the NASD; and (iv) will maintain such registrations, qualifications and memberships throughout the term of this Agreement. The termination of Broker-Dealer's membership with the NASD will immediately and automatically terminate this Agreement. Broker-Dealer shall comply with all applicable federal laws, the laws of each jurisdiction and state in which it will offer Load Shares and the rules, regulations and requirements of the NASD, the U.S. Department of Treasury's Office of Foreign Assets Control, or any other regulatory or self-regulatory organization now or hereafter in existence whose rules and regulations govern the offer and sale of Shares.

B.   INVESTOR CLASS SHARES

1. Asset Allocation Program. Broker-Dealer may, in connection with its asset allocation program, sell Investor Class Shares of any Funds identified in Exhibit A hereto to Customers participating in Broker-Dealer's asset allocation program.

2. Determination of Net Asset Value. Broker-Dealer shall offer and sell Investor Class Shares at the net asset value next determined after the order is received, in accordance with the terms of the then current Trust prospectus and statement of additional information for Investor Class Shares ("Investor Class Prospectus").

3.   Redemptions-Repurchases.

     (a) Investor Class Shares presented to Distributor for redemption will be redeemed at the net asset value of such Investor Class Shares in accordance with the Investor Class Prospectus.

     (b) Repurchases of Investor Class Shares will be made at the net asset value of such Investor Class Shares.

4.   Orders.

     (a) All orders are subject to acceptance and rejection by the Distributor. Distributor reserves the right in its discretion to suspend sales or to withdraw the offering of Investor Class Shares of any Fund, in whole or in part, or to make a limited offering of such Investor Class Shares.

     (b) Distributor shall not accept from Broker-Dealer any conditional orders for Investor Class Shares. Delivery of share certificates, if any, for Investor Class Shares purchased shall be made by the Funds only against receipt of the purchase price. If payment for Investor Class Shares purchased is not received within seven days, or any lesser period as may be required by law, the sale may be canceled forthwith without any responsibility or liability on Distributor's or the applicable Fund's part (in which case Broker-Dealer will be responsible for any loss, including loss of profit, suffered by the Fund resulting from Broker-Dealer's failure to make payment as aforesaid), or, at Distributor's option, Distributor may sell the Investor Class Shares ordered back to the Fund (in which case Distributor may hold Broker-Dealer responsible for any loss including loss of profit suffered by Distributor resulting from Broker-Dealer's failure to make payment as aforesaid).

     (c) If Broker-Dealer uses telephonic, telex, telegraphic or facsimile means to transmit orders, exchanges or redemptions on behalf of customers for Investor Class Shares, Broker-Dealer hereby agrees to indemnify Distributor, the Funds, SAM, the Transfer Agent and all directors, trustees, officers, and employees of each, for any loss, injury, damage, expense or liability as a result of Distributor's actions based on such telephonic, telex, telegraphic or facsimile orders, exchanges or redemption requests if an order, exchange or redemption request placed by Broker-Dealer was erroneous or not authentic and Distributor, in good faith acts on such request, or if Distributor has refused to execute such request for any reason.

     (d) Broker-Dealer shall not withhold placing customers' orders for any Investor Class Shares so as to profit as a result of such withholding. Broker-Dealer shall not purchase any Investor Class Shares except for the purpose of covering purchase orders already received by Broker-Dealer. Broker-Dealer shall not purchase any Investor Class Shares from Distributor other than for bona fide investment or for the purpose of covering purchase orders already received. Neither Distributor nor Broker-Dealer shall, as principal, purchase Investor Class Shares from a record holder at a price lower than the net asset value next quoted by or for the issuing Fund.

5. Status. Broker-Dealer shall act in the capacity of independent contractor and in no transaction shall Broker-Dealer have any authority to act or hold itself out as agent for Distributor, the Trusts or any Fund. Nothing in this Agreement shall cause Broker-Dealer to be a partner, employee or agent of the Distributor or give Broker-Dealer any authority to act for Distributor, the Trusts or any Fund. Neither Distributor, the Trusts or any Fund or any affiliates, directors, officers, employees or agents of each shall be liable for any obligation, act or omission of Broker-Dealer, its directors, officers, associated persons, employees or agents. As an investment adviser to its Customers, Broker-Dealer shall make investment recommendations for its Customers based solely on the best interests of its Customers. Broker-Dealer and its associated persons shall be responsible to determine the suitability of the Funds and the Investor Class Shares as an investment for its Customers.

6.   Representations.

     (a) Broker-Dealer represents and warrants that it shall comply with all requirements applicable to it by reason of all applicable laws, including federal and state securities laws, the Rules and Regulations of the SEC, including, without limitation, all applicable requirements of the 1933 Act. Broker-Dealer further represents and warrants that it shall maintain all records required by applicable law or otherwise reasonably requested by the Trusts relating to the services provided by it pursuant to the terms of this Agreement.

     (b) Broker-Dealer represents and warrants that it is an investment adviser registered with the SEC under the Investment Advisers Act of 1940 and/or registered as an investment adviser with the various states as required.

C.   GENERAL

1.   Activities.

     (a) No person is authorized to make any representations concerning the Shares of the Funds and classes thereof for public use except those contained in the Load or Investor Class Prospectus, as applicable, and other printed sales literature authorized and issued by Distributor or the Funds' investment manager, SAM. Broker-Dealer shall not use any sales literature, supplemental sales literature or advertising material (including material disseminated through radio, television or other electronic media) of any kind without prior written approval of Distributor, unless it has been furnished by Distributor for such purposes. Broker-Dealer agrees to indemnify Distributor, the Funds, SAM and Transfer Agent, and all directors, trustees, officers, employees and "control persons" within the meaning of the securities laws ("Control Persons") of each of them, for any loss, injury, damage, expense or liability arising from or based upon any alleged or untrue statements or representations made by Broker-Dealer, other than statements contained in the Load or Investor Class Prospectus(es), as applicable, or authorized printed sales literature. Distributor agrees to indemnify Broker-Dealer, and all directors, trustees, officers, employees, affiliates and Control Persons of each of them, for any loss, injury, damage, expense or liability arising from or based upon the Distributor's failure to fulfill its obligations hereunder, and any alleged untrue or misleading statements or omissions contained in the Load or Investor Class Prospectus(es), as applicable, for the Funds or authorized printed sales literature supplied to the Broker-Dealer by the Distributor or any of its affiliates.

     (b) Distributor shall furnish Broker-Dealer, without charge and upon request, reasonable quantities of the Load or Investor Class Prospectuses, periodic shareholder reports and sales literature authorized by Distributor for public use. Broker-Dealer shall not distribute or make available to investors any printed information furnished by Distributor which is marked "FOR DEALER USE ONLY" or which otherwise indicates that it is confidential or not intended to be distributed to investors.

     (c) Broker-Dealer agrees to distribute the Load or Investor Class Prospectuses, as appropriate, and shareholder reports to customers in compliance with applicable regulatory requirements, except to the extent that Distributor or its affiliates expressly undertake, in writing, to do so on Broker-Dealer's behalf. In connection with sales and offers to sell Shares, Broker-Dealer will furnish each person to whom any such sale or offer is made with a copy of the Load or Investor Class Prospectus, as appropriate, for the issuing Fund prior to or concurrently with the receipt of any order. Broker-Dealer shall not be required to furnish a copy of the Funds' statement(s) of additional information, unless applicable state law so requires.

     (d) Broker-Dealer shall not offer or sell Shares in any state where the Shares are not qualified for sale under the state's blue sky laws or other regulations.

     (e) Broker-Dealer and its Associated Persons shall be responsible to determine the suitability of the Funds, and any class thereof, as an investment for its customers.

     (f) In performance of its distribution activities in connection with this Agreement, Broker-Dealer and/or its representatives may be furnished with personal customer information that is non-public and confidential in nature. Except as required in order to perform its obligations and duties under this Agreement, to perform joint marketing efforts with Distributor, or as permitted by law, Broker-Dealer and/or its representatives shall not use or disclose such non-public or confidential information received as a result of its distribution activities.

2. Multiple Classes. Broker-Dealer agrees in connection with any Fund that offers multiple classes of Shares to comply with any policies regarding the sale of classes of Shares as provided to Broker-Dealer from time to time by the Distributor.

3.   Indemnification.

     (a) Broker-Dealer shall indemnify and hold harmless the Trust, Distributor and its affiliates, directors, officers, employees, agents and Control Persons of each in the event that Broker-Dealer, its directors, officers, employees, registered representatives or agents violate any law, rule or regulation, or any provision of this Agreement, which results in losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to the Trusts or any Fund, Distributor and its affiliates, directors, officers, employees, agents or Control Persons. Broker-Dealer shall also indemnify and hold harmless the Trusts and Funds, Distributor and its affiliates, directors, officers, employees, agents and Control persons against all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) resulting from (i) the willful, reckless or negligent violation of any law, regulation, contract or any other arrangement by Broker-Dealer, its directors, officers, employees, registered representatives or agents or (ii) any allegation arising out of or in connection with any offers or sales of Shares by Broker-Dealer, its registered representatives, other employees or agents.

     (b) Distributor shall indemnify and hold harmless the Trust and the Broker-Dealer, and the affiliates, directors, officers, employees, agents and Control Persons of each in the event that Distributor, its directors, officers, employees, registered representatives or agents violate any law, rule or regulation, or any provision of this Agreement, which results in losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to the Trusts or any Fund, Broker-Dealer and its affiliates, directors officers, employees, agents or Control Persons. Distributor shall also indemnify and hold harmless the Trust, Broker-Dealer and its affiliates, directors, officers, employees, agents and Control persons against all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) resulting from (i) the willful, reckless or negligent violation of any law, regulation, contract or any other arrangement by Distributor, its directors, officers, employees, registered representatives or agents or (ii) any allegation arising out of or in connection with any offers or sales of Shares by Distributor, its registered representatives, other employees or agents.

     (c) In consideration of Distributor and Transfer Agent (the transfer agent, dividend and distribution disbursement agent and shareholder services agent for the Funds) liquidating, exchanging, or transferring unissued Shares of the Funds for customers of the Broker-Dealer without the use of original or underlying documentation supporting such instructions (e.g., a signed stock power or
                                            ----
signature guarantee), Broker-Dealer hereby agrees to indemnify Distributor, Transfer Agent and each respective Fund against any losses (including reasonable attorneys' fees and expenses) that may arise from such liquidation, exchange or transfer of unissued Shares upon Broker-Dealer's direction. This indemnification shall apply only to the liquidation, exchange or transfer of unissued Shares in shareholder and house accounts executed as wire orders transmitted via the National Securities Clearing Corporations Fund/SERV system. Broker-Dealer represents and warrants to Distributor, Transfer Agent and the Funds that all such transactions shall be properly authorized by Broker-Dealer's customers.

The indemnification in this Section C.3(c) shall not apply to any losses (including reasonable attorneys' fees and expenses) caused by a failure of Distributor, Transfer Agent or a Fund to comply with any of the Broker-Dealer's instructions governing any of the above transactions, or any negligent act or omission of Distributor, Transfer Agent or a Fund, or any of their directors, trustees, officers, employees or agents. All transactions shall be settled upon Broker-Dealers confirmation through NSCC transmission to the Transfer Agent.

Distributor, Transfer Agent or Broker-Dealer may revoke the indemnity contained in this Section 11(c) upon prior written notice to each of the other parties hereto, and in the case of such revocation, this indemnity agreement shall remain effective as to trades made prior to such revocation.

4. Enforcement of Rights. Any controversy or claim arising out of or relating to this Agreement or the validity, interpretation or breach thereof, which is not settled by agreement among the parties, shall be settled exclusively by arbitration in Seattle, Washington, in accordance with the rules then in effect for the NASD and/or the American Arbitration Association. The arbitrators may allocate attorneys' fees and arbitration costs between the parties. Judgment upon the award rendered in any such arbitration may be enforced in any court having jurisdiction.


5. Termination. Either party hereto may cancel this Agreement upon fifteen (15) days' written notice to the other party. Upon termination of this Agreement, all authorizations, rights and obligations hereunder shall cease except:

  (i) the provisions with respect to status of Broker-Dealer set forth in Sections A(6) and B(5);

  (ii)  the obligation to settle accounts set forth in Section A(7);

  (iii) the provisions with respect to representations made by the Broker-Dealer in Section A(8) and B(6);

  (iv) the provisions with respect to indemnification set forth in Section C(3); and

  (v) the provisions with respect to enforcement of rights set forth in Section C(4).

6. Communications. All communications to Distributor should be sent to SAFECO Securities, Inc., SAFECO Plaza, Seattle, WA 98185. Any notices to Broker-Dealer shall be duly given if mailed, faxed or telegraphed to Broker-Dealer at the address specified below.

7. Governing Law. This Agreement shall be binding upon receipt by the Distributor in Seattle, Washington, of a counterpart hereof duly accepted and signed by Broker-Dealer, and shall be construed in accordance with the laws of the State of Washington.

8. Non-Exclusivity. The Distributor may enter into other similar agreements with any other person or persons without Broker-Dealer's consent.

9. Entire Agreement. This Agreement shall constitute the entire agreement between the parties with respect to the matters addressed.

10. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one and the same document.


                                         SAFECO SECURITIES, INC.


                                         By: ___________________________
                                             Vice President


Accepted: _____________________________
Address:



By: ___________________________________
    Signature

    ___________________________________
    Name and Title

    ___________________________________
    Contact Person

    ___________________________________
    Date

                                    EXHIBIT A


SAFECO COMMON STOCK TRUST:

         SAFECO Growth Opportunities Fund
         SAFECO Equity Fund
         SAFECO Dividend Income Fund
         SAFECO Northwest Fund
         SAFECO Balanced Fund **
         SAFECO International Stock Fund
         SAFECO Small Company Value Fund **
         SAFECO U.S. Value Fund **
         SAFECO U.S. Growth Fund
         SAFECO Small Company Growth Fund

SAFECO TAXABLE BOND TRUST:
         SAFECO Intermediate-Term U.S. Treasury Fund **
         SAFECO U.S. Government Fund **
         SAFECO High-Yield Bond Fund

SAFECO TAX-EXEMPT BOND TRUST:
         SAFECO Municipal Bond Fund **
         SAFECO California Tax-Free Income Fund **
         SAFECO Intermediate-Term Municipal Bond Fund *

SAFECO MONEY MARKET TRUST:
         SAFECO Money Market Fund
         SAFECO Tax-Free Money Market Fund *

SAFECO MANAGED BOND TRUST:
         SAFECO Managed Bond Fund **


*   Investor Class Shares Only
**  Investor Class, Class A and Class B Shares Only

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